Exhibit 10.01
REDACTED VERSION
INDEPENDENT CONTRACTOR AGREEMENT
This Independent Contractor Agreement (“Agreement”), dated as of May 5, 2026, is made between the Federal Home Loan Bank of New York (“Bank”), maintaining an office at 101 Park
Avenue, New York, NY, 10178 and KMN Consulting LLC (“Consultant”), maintaining an office at [_____________________________________], effective as of May 1, 2026 (the “Effective
Date”), to provide the services described below upon the following terms and conditions:
1.Term.  This Agreement shall continue from the Effective Date until June 30, 2026 or until terminated in accordance with Section 23 of this Agreement.
2.Services Provided by Consultant.
2.1Consultant will serve as an independent contractor and shall perform the following services:
•Duties typically required of a Chief Financial Officer, including, but not limited to
(i) accounting oversight for the preparation of quarterly and annual financial statements to be filed with the Securities and Exchange Commission, filings required on Forms 8-K, 10-Q and 10-K and such other filings as may be required and (ii) coordination with the Bank’s independent public accountants with respect to quarterly reviews and annual audits.
•Provide oversight of the Bank’s Finance Group, including assisting the Bank with best accounting practices as well as other services such as preparing or reviewing financial information for management, stockholders or Board of Directors
(“Board”).
•Attend the Bank’s June Board off-site strategy meeting and present to the Board on the Bank’s capital management strategy.
•Support, coach, drive knowledge transfer and assist with the transition of an interim or permanent successor Chief Financial Officer and/or Controller.
•Perform such other duties as may be reasonably requested by the Bank’s President and CEO, including reporting to the Board and relevant Board and management-
level committees and in connection with any examination or request by the
Federal Housing Finance Agency (“FHFA”) related to the Bank’s finance function.
Consultant has designated its sole member, Kevin Neylan (the “Designee”), to perform the services hereunder and to serve as the Bank’s non-employee Chief Financial Officer
(“CFO”). The parties agree that the Designee shall serve as the Bank’s non‑employee
CFO until the earlier of (i) the appointment of an interim or permanent successor Chief
Financial Officer or (ii) termination of this Agreement in accordance with its terms. Upon the appointment of an interim or permanent successor Chief Financial Officer, the
Designee shall cease serving in the capacity of non‑employee CFO, and Consultant shall thereafter provide only those remaining services authorized under this Agreement, as set forth in the above last three bullet points, in a non‑officer, advisory consulting capacity.
Consultant agrees to provide all services hereunder in a diligent and professional manner, and in compliance with all applicable laws and regulations.
Consultant shall cause the Designee to perform the services hereunder in accordance with this Agreement. Consultant shall be responsible for all acts and omissions of the
Designee in connection with the performance of such services, and the Designee shall be bound by those provisions of this Agreement that, by their nature, apply to the individual performing the services hereunder.
The Bank confirms that the Designee has been duly appointed as the CFO and will perform services under this Agreement as an independent contractor, and any officer designation or authority granted by the Bank shall be limited to the purposes expressly approved by the Bank and shall not create an employment relationship.
Consultant’s primary point of contact for the engagement will be the Bank’s President and CEO, and to any other party designated by the President and CEO in connection with the performance of the duties, priorities, periodic updates and deliverables under this
Agreement and shall fulfill any other duties reasonably requested by the Bank and agreed to by the Consultant.
2.2Consultant may delegate to Associates (defined below) the performance of services under this Agreement only with the Bank’s prior consent. “Associates” means agents, subcontractors, and any other persons that perform services on behalf of Consultant under this Agreement.  Without the Bank’s prior written consent, it is agreed and understood by the parties that all services hereunder will be performed by Consultant through the
Designee only.  Should the Bank consent to Consultant’s use of Associates for performance of the services provided herein, Consultant must require the Associates to be bound to all applicable terms of this Agreement and to assume toward Consultant all of the applicable obligations and responsibilities that Consultant, by this Agreement, has assumed toward the Bank.  Consultant is solely responsible for managing all Associates.
Consultant remains responsible for all portions of the services delegated to Associates to the same extent as if such portions of the services were performed personally by
Consultant, and, for purposes of this Agreement, all services performed by Associates will be deemed services performed by Consultant.  Consultant may disclose the Bank
Confidential Information, as defined in Section 7 of this Agreement, only to approved
Associates who have agreed to protect the confidentiality of such Confidential
Information in a manner substantially equivalent to that required of Consultant under this
Agreement and to permit both Consultant and the Bank, or both, to enforce such terms directly against such Associates.
3.Services Provided by the Bank.

3.1The Bank may from time to time, in its sole discretion, assign its personnel to work with
Consultant; however, in no event shall Bank personnel be deemed to be employees or,
Associates of the Consultant, nor shall Consultant be deemed to be an employee of the
Bank or otherwise under the Bank’s direction or control.  Consultant has no right to select such personnel.
3.2Where applicable, when Consultant or its Associates have access, credentials or privilege to the Bank data or systems, Consultant shall ensure that Consultant and any applicable
Associates complete relevant training, including security awareness training.  Consultant agrees that it shall complete the Bank’s information security system training on an annual basis or as otherwise required by the Bank.
3.3Consultant will be permitted to use assigned Bank devices through the end of the
Agreement, including an assigned Surface Laptop and an Apple Ipad.
3.4Consultant’s assignment and use of Virtual Desktop Infrastuture (VDI), and all assigned software, configurations, files, and folders (data) contained therein will be maintained through the end of the Agreement.
3.5Consultant’s access to Bank premises shall be maintained through the end of the
Agreement.
3.6Consultant shall be assigned a parking spot in the garage at the Bank’s offices located at
70 Hudson Street, Jersey City, NJ.
4.Fees and Invoices.
4.1In consideration for Consultant providing the services described in Section 2.1, the Bank shall pay Consultant the following fees: $77,900 per month.
4.2Invoices shall be submitted by Consultant to the Bank monthly or twice per month in arrears, and shall include: the date and days worked during the invoice period. The Bank shall be deemed to be in default should it fail to pay any undisputed invoice within ten
(10) business days after receipt of written notice of non-payment from Consultant.  In the event of such default, the Bank shall pay interest on the outstanding undisputed balance at the rate of one percent (1%) per month, or the maximum rate permitted by applicable law, whichever is less, from the date such amount becomes overdue until paid in full, plus the reasonable attorneys’ fees and costs incurred by Consultant in connection with the collection of such undisputed amounts (irrespective of whether the matter proceeds to a lawsuit or arbitration).
4.3Consultant will maintain work hours aligned to Bank hours (8:30 AM to 5:00PM).  It is expected that the Consultant will work the hours needed to fulfill the responsibilities of the position, and that that may require Consultant to work during evenings, weekends or holidays.  However, Consultant will not bill the Bank for overtime, hours exceeding Bank hours, weekend, or holiday days / time worked.

4.4 Consultant will advise the Bank’s President and CEO (or delegate) of days planned to be worked or days planned to be off, in advance, to the greatest extent possible. Consultant will also advise Bank’s President and CEO with regard to any daily schedule (work hours) changes, if necessary.
4.5The Bank will reimburse Consultant for pre-approved travel expenses for travel required by the Bank, in compliance with the Bank’s Travel and Business Expense Guidelines, including with respect to the June Board offsite and in connection with any other offsite meetings.  The Bank shall pay such invoices within 30 working days of receipt unless payment is withheld in connection with a bona-fide dispute. Consultant will endeavor to be as efficient as reasonably possible when it comes to travel timing and expenses, in accordance with the Bank’s Travel and Business Expense Guidelines.
4.6Consultant will exercise reasonable judgement for when Consultant will work on-site in the Bank’s offices.  In general, the expectation is that the Consultant will work onsite two days per week.  The Bank will reimburse the Consultant for daily public transit commuting costs and monthly commuter station parking in Consultant’s town of residence as of the date of this Agreement.
5.Intellectual Property Ownership.
5.1All inventions, ideas, processes, written materials, programming, documentation, and all other work product originated and prepared for the Bank directly or indirectly by
Consultant and/or its Associates pursuant to this Agreement shall belong exclusively to the Bank and may be used or transferred by the Bank in any manner it finds appropriate.
Any and all such work product in whatever form embodied shall be turned over to the
Bank upon request or upon completion or termination of this Agreement.
5.2All discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, programs, know-how, models and data (hereinafter referred to as
“Inventions”), whether or not patentable or remittable under patent, copyright, or similar statutes, that are made or conceived by Consultant and/or its Associates pursuant to the services under this Agreement, and all patent, copyright, and other rights therein, both domestic and foreign, shall belong to, and shall be assigned by Consultant and/or its
Associates to the Bank or its designee.  Consultant and/or its Associates shall promptly and fully disclose all such Inventions to the Bank and shall cooperate with the Bank or its nominee as may be reasonably required in order to obtain and from time to time enforce, at the Bank’s expense, patents, copyrights, and other rights and protections relating to such Inventions in any and all countries, and to that end shall execute all documents for use in applying for and obtaining such patents, copyrights, and other rights and protections on such Inventions, as the Bank may desire, together with any assignments thereof to the Bank or persons designated by it.  The obligations of Consultant and/or its
Associates under this Section 5 shall continue beyond the termination or expiration of this
Agreement, but the Bank shall compensate Consultant at a reasonable rate after the termination or expiration of this Agreement for time actually spent, at the Bank’s request, by Consultant and/or its Associates on such assistance.  In the event the Bank is unable,

after reasonable effort, to secure the signature of Consultant (or of an Associate of
Consultant, as the case may be) on any documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, whether because of physical or mental incapacity or for any other reason whatsoever, Consultant and its
Associates hereby irrevocably designate and appoint the Bank and its duly authorized agents as agent and attorney-in-fact, to act for and on behalf of Consultant and its
Associates to execute and file any such applications and to do all other lawfully permitted acts to further prosecution and issuance of patents, copyrights, moral rights or other similar protection thereon with the same legal force and effect as if executed by
Consultant or its Associate.
5.3Any provision in this Agreement requiring assignment of rights in any Invention does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Bank was used and which was developed entirely on Consultant’s and/
or its Associates’ own time, and (a) which does not relate (i) to the business of the Bank or (ii) to the Bank’s actual or demonstrably anticipated research and development, or (b)
which does not result from any work performed by Consultant and/or its Associates, for the Bank.
6.Independent Contractor Status.
6.1It is expressly agreed that Consultant, including its Associates, is performing services under this Agreement as an independent contractor for the Bank and neither Consultant nor any of its Associates is an employee or agent of the Bank.  Accordingly, neither
Consultant nor any of its Associates has the authority to make any contract or representation, or to create any obligation or liability whatsoever on behalf of the Bank, except for fulfilling the specific responsibilities set out in Section 2.1 above as the Bank’s non-employee CFO or as otherwise delegated to by the Bank’s President and CEO.
Nothing contained herein shall be construed as reserving to the Bank any right to control
Consultant or its Associates with respect to their conduct in the performance of this
Agreement; Consultant will determine, in Consultant’s sole discretion, the manner and means by which the services are accomplished, subject to the requirement that Consultant and Associates will at all times comply with applicable law.  The parties agree that
Consultant may simultaneously contract with third party customers to provide the same type of services that Consultant will provide to the Bank under this Agreement.
6.2Consultant shall make no representations to any person contrary to the foregoing limitations in Section 6.1 on the scope of Consultant’s relationship with the Bank, and will hold the Bank harmless from any claims made by any person that Consultant claimed that Consultant or any of its Associates is an employee or agent of the Bank, as well as any costs or expenses arising therefrom (including, but not limited to, attorneys’ fees and expenses).  The Bank shall not withhold any funds for tax or other governmental purposes.  Consultant shall be solely responsible for the payment of any and all applicable federal, state/local, and social security taxes, workers’ compensation and other insurance premiums, unemployment benefit assessments, and similar charges arising from or related to Consultant’s services under this Agreement.  Consultant shall not be entitled to receive, and waives any right to receive, any employment benefits offered to employees of the Bank.
7.Confidentiality.
7.1Confidential Information may be disclosed by either party to the other pursuant to this
Agreement.  “Confidential Information” means all non-public business, technical and financial information of the parties including information that would have been non-
public but for Consultant’s or the Bank’s disclosure of the other party’s confidential information.  Confidential Information disclosed under this Agreement may include information of a third party in the possession of the disclosing party, provided that the disclosing party has the right to disclose such information to the recipient.  “Discloser”
means the party disclosing Confidential Information, and “Recipient” means the party receiving the Discloser’s Confidential Information.
7.2Consultant shall protect the confidentiality of the Bank information in the same manner that it protects the confidentiality of Consultant’s own information, but not less than reasonable care.  Consultant shall indemnify and hold harmless the Bank against any and all loss, damage or injury (including reasonable attorneys’ fees and expenses) suffered or incurred by the Bank arising from Consultant’s breach of Consultant’s obligations under this Section 7.
7.3Confidential Information will not include information that:
i.Recipient can prove was rightfully in the Recipient’s possession before receipt from the Discloser without an obligation to keep the information confidential;
ii.is or becomes a matter of public knowledge through no wrongful act of the
Recipient;
iii.is disclosed by the Discloser to a third party without a duty of confidentiality on the third party;
iv.is independently developed by the Recipient without use or reference to
Confidential Information; or
v.is disclosed by the Recipient with the Discloser’s prior written approval.
7.4Confidential Information may be disclosed under operation of law, provided, that before disclosing any Confidential Information under a court order or by operation of law, to the extent permissible by law, the Recipient will (i) provide the Discloser reasonable notice of such order or law and provide the Discloser an opportunity to object to or limit such disclosure and (ii) use commercially reasonable efforts to obtain confidential treatment for any Confidential Information disclosed.  Notwithstanding the foregoing, the Bank may disclose Confidential Information to its primary regulator, the FHFA, voluntarily or upon request from the FHFA to the Bank, without providing notice to Consultant.
7.5Consultant may disclose the Bank Confidential Information only to approved Associates who have agreed to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of Consultant under this Agreement and to permit both Consultant and the Bank to enforce such terms directly against the
Associate.
7.6The Bank will not claim that Consultant’s delivery or publication of binary, object or executable code, if any, is an inherent disclosure of Consultant’s trade secrets and/or unpublished copyright.
7.7Either party will be free to use the residuals resulting from access to or work with the other party’s Confidential Information, provided that such party otherwise complies with the non-disclosure provisions hereof.  The term “residuals” means general information in non-tangible form that may be retained solely in memory by individuals who have had access to the Confidential Information.  The Recipient will have no obligation to limit or restrict the assignment of such persons.  The foregoing residuals rights will not be deemed to grant either party a license, by implication, estoppel or otherwise, under the other party’s patents or copyrights.
7.8The Recipient shall, upon the written request of the Discloser, return to the Discloser or destroy, and certify to such destruction, all Confidential Information received by the
Recipient from the Discloser (including and all copies).  The parties acknowledge that, absent special circumstances, total destruction may not occur for electronic documents held in a controlled, limited access environment due to electronic back-up and record retention purposes.
7.9Notwithstanding the return or destruction of the Confidential Information or the termination of this Agreement, the Recipient will continue to be bound by their obligations of confidentiality for as long as the information remains confidential.
7.10All Confidential Information delivered to Consultant shall be stored in the United States or other jurisdictions approved by the Bank in writing and shall not be transferred to any other countries or jurisdictions without the prior written consent of the Bank.
7.11If Consultant previously entered in a non-disclosure agreement with the Bank and it conflicts with the terms of this Agreement, this Agreement shall control.
8.Taxes, Insurance, Liability Limitation and Equal Opportunity Reporting.
8.1Consultant agrees to pay all applicable taxes which may arise as a result of this
Agreement, including but not limited to, federal, state, and local personal income and other payroll taxes payable with respect to the payment to Consultant of fees and expenses (if any) under this Agreement.  Except for the Bank’s share of FICA and FUTA as may be determined by a taxing authority, Consultant shall indemnify and hold the
Bank, its agents, and employees harmless from and against any and all loss, damage, or liability resulting from Consultant’s failure to comply with the provisions of this paragraph.  Except for its share of FICA and FUTA as may be determined by a taxing authority, the Bank shall have the right to offset against any payments due to Consultant under this Agreement by the amount of any indemnity to which the Bank is entitled under this paragraph for any damage, cost, liability, expense, fee or other disbursement, incurred by the Bank pursuant to this paragraph.
8.2The Bank is exempt from the payment of taxes pursuant to the provisions of Section 13 of the Federal Home Loan Bank Act, as amended (12 U.S.C. § 1433).
8.3Without in any way limiting Consultant’s liability under this Agreement, Consultant shall maintain during the term of this Agreement insurance covering public liability, bodily injury, professional liability (if applicable), cybersecurity (applicable to information technology engagements), and general commercial liability insurance in an amount not less than $1,000,000.00 per occurrence and $2,000,000 in the aggregate. Upon request,
Consultant shall furnish to the Bank certificates of insurance evidencing such coverages.
The certificates shall provide that in the event the insurance carrier intends to cancel such insurance, the insurance carrier will notify the Bank of the termination of such coverages not less than 30 days prior to such termination.
EXCEPT FOR A PARTY’S (i) WILLFUL MISCONDUCT OR FRAUD, (ii)
VIOLATION OF APPLICABLE LAW OR REGULATIONS, OR (iii) BREACH OF
THE CONFIDENTIALITY PROVISIONS CONTAINED HEREIN, NEITHER PARTY
SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL,
SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING
TO THIS AGREEMENT.
8.4Equal Employment Opportunity and Non-Discrimination.
In connection with Consultant’s performance of services under this Agreement as required by the Housing and Economic Recovery Act of 2008, during the performance of this contract, Consultant agrees that Consultant shall practice the principles of equal employment opportunity and non-discrimination in all of Consultant’s business activities.
Consultant agrees and acknowledges that the New York State and City Human Rights
Laws apply to Consultant (and to any Associates of Consultant who perform services under this Agreement).  Consultant shall include the provisions of the preceding sentence in any subcontract it enters for services or goods provided to the Bank.  Consultant shall indemnify and hold the Bank harmless from and against any and all loss, damage or liability (including, but not limited to, attorneys’ fees) arising out of Consultant’s failure to comply with the foregoing. To the extent relevant, Consultant also endeavors to assist the Bank comply with FHFA reporting requirements under 12 C.F.R. § 1223.23(b)(16)-
(19).
9.Right to Audit.
9.1.Consultant shall maintain complete and accurate records of and supporting documentation for all Bank materials and systems accessed, as well as for amounts charged under this Agreement, and shall, no more than once annually, and upon prior, written notice, at no charge, supply to the Bank, its outside auditors and any regulatory agency with jurisdiction over the Bank access at reasonable hours to such records and other pertinent information, in order to review and audit Consultant’s records, processes and controls related to this Agreement, including without limitation confidentiality obligations and the data protection requirements set forth herein.
9.2The Bank will provide Consultant with a written report of the findings of each such audit.
If the report contains documented deficiencies, Consultant will promptly correct any such deficiencies and implement any reasonable process improvements identified by specific review or audit findings and will provide the Bank with sufficient evidence that such work has been completed.
9.3Consultant further agrees to respond timely to any information security surveys requested by the Bank, and upon such request, Consultant shall provide the Bank with copies of its then-current information security policies and procedures.
9.4If any financial audit reveals an overcharge by Consultant, Consultant shall promptly pay to the Bank the amount of such overcharge. In addition, if any such audit reveals an overcharge of more than ten percent (10%) of the audited amounts, Consultant shall promptly reimburse the Bank for the actual cost of the audit that revealed the overcharge.
10.Reporting Fraud and Suspicious Activity. Consultant may anonymously report any suspected fraud or suspicious activity that involves or is related to the Bank at www.
Fhlbny.com under the Governance section.
11.Data Security Breach Notification.  A “Data Security Breach” means the accidental or unlawful destruction, loss or alteration, or the unauthorized disclosure of, access to or acquisition, of the (i) Consultant’s non-public information or third-party’s non-public information maintained by Consultant or (ii) the Bank’s non-public information maintained by Consultant.
11.1If Consultant experiences any Data Security Breach, not affecting the Bank’s data,
Consultant shall provide notice to the Bank promptly after completion of Consultant’s initial investigation of such Data Security Breach, and shall provide such further information as the Bank may reasonably request.

11.2If Consultant becomes aware of any circumstance that may constitute or result in a Data
Security Breach that could affect the Bank or its customers, including any (i) loss or potential loss of Confidential Information of the Bank caused by any direct or indirect act or omission of the Consultant or (ii) any threat or perceived threat that may prevent
Consultant from complying with all of the Bank’s security requirements, Consultant shall fully disclose to the Bank immediately upon discovery (but no later than within twenty-
four (24) hours of such knowledge).  Consultant shall promptly investigate and take all commercially reasonable steps to remedy such Data Security Breach or potential Data
Security Breach, and shall cooperate with all of the Bank’s reasonable requests for information concerning the Data Security Breach or potential Data Security Breach.  In its sole discretion, the Bank may cancel this Agreement immediately in the event of a
Data Security Breach, or because of a potential Data Security Breach that could affect the
Bank or its customers.
11.3Notwithstanding any other provision herein, if a Data Security Breach occurs that is caused by any act or omission of the Consultant, including where any such Data Security
Breach is caused by Consultant’s knowing or willful breach of the Bank’s system security practices that have been communicated to Consultant, then Consultant must indemnify the Bank for any liability, cost, or expense arising out of or in connection with any Data
Security Breach of the Bank Confidential Information within Consultant’s custody.
12.Bank Physical and System Security Practices.  Consultant and its Associates are subject to and shall comply with the Bank’s security practices and policies, as may be amended, with respect to entering the Bank’s premises and/or accessing the Bank’s systems.
Consultant agrees to limit Consultant’s access to Bank’s physical premises or computer systems to only properly trained personnel and Associates that have a bona fide business reason for such access.
13.Conflicts of Interest.  Consultant shall disclose to the Bank any known or suspected conflicts of interest or potential conflicts of interest with the Bank’s directors or employees upon discovery.
14.Compliance with Laws and Regulations.  Bank and Consultant will observe and comply with all applicable laws, rules, and regulations.
15.Use of the Bank Name.  Without the prior written consent of the Bank, Consultant may not use and/or publish the Bank’s name or logo in any promotional or marketing materials or represent (directly or indirectly) that any product or service offered by
Consultant has been used, approved or endorsed by the Bank.  This provision will survive the termination or expiration of this Agreement.
16.Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior written and oral agreements, representations, and understandings of the parties with respect to the subject matter hereof, except any prior non-disclosure agreement which the Parties understand survives this Agreement subject to Section 7.11 above.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties.  No waiver of any provisions of this
Agreement shall be deemed a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.
17.Headings.  The subject headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.
18.Governing Law.  All matters relating to this Agreement shall be governed by and construed in accordance with federal law and, to the extent such law is inapplicable, the laws of the State of New York, without reference to conflicts of laws principles, shall control.
19.Arbitration.  The parties hereunder mutually agree that all legal disputes and claims between them arising from this Agreement or from Consultant’s provision of services to the Bank shall be determined exclusively by final and binding individual arbitration before a single neutral arbitrator in New York City, New York (or a location agreed in writing by the parties) to be administered by the American Arbitration Association according to its commercial arbitration rules and to be interpreted and governed according to the Federal Arbitration Act. To the maximum extent permitted by law,  the arbitrator is prohibited from (a) consolidating or joining the claims of others, or claims based on alleged legal violations suffered by others, into one proceeding, (b) fashioning a proceeding as a class, collective, joint, or group action involving claims of or legal violations suffered by one or more other claimants, or (c) awarding relief to, on behalf of, or based on the claims of or legal violations suffered by multiple claimants or contractors
(subparts (a) through (c) are referred to collectively as “Class Action”).  BY THIS
AGREEMENT TO ARBITRATE DISPUTES, THE PARTIES ARE WAIVING ANY
RIGHT TO A TRIAL IN COURT OR BEFORE A JURY AND ANY RIGHT TO
PROCEED IN A CLASS ACTION.  The only legal disputes and claims not covered by this Section 19 are claims:  (a) by either party seeking only a provisional remedy in any court of competent jurisdiction; (b) to enforce this Section 19, compel arbitration, or enforce, modify, or vacate an arbitrator’s award; (c) for which this Agreement would be invalid or prohibited as a matter of federal law or of state or local law that is not preempted by federal law; and (d) asserted by Consultant prior to Consultant’s execution or acceptance of this Agreement; provided further, that any and all such legal disputes and claims not covered by this Section 19 shall be resolved by a court of competent jurisdiction in the State of New York, County and City of New York.
20.Notices.  Unless otherwise agreed to by the parties, all notices required under this
Agreement will be deemed effective when sent in writing to the address and contact person identified below by: (i) certified mail, postage prepaid, return receipt requested;
(ii) overnight mail; or (iii) e-mail with a copy followed by one of the other methods of notice:

To the Bank: Federal Home Loan Bank of New York
101 Park Avenue
New York, NY 10178
Attn: : Peter Capizzi, Human Resources Director
Tel: 212.441.6881
E-Mail Address: Peter.Capizzi@fhlbny.com
with a required copy to:
Federal Home Loan Bank of New York
101 Park Avenue
New York, NY 10178
Tel: 212-441-6822
Fax: 212-949-2007
Attn: General Counsel
legal@fhlbny.com
To Consultant:KMN Consulting LLC
Kevin Neylan
[_________________
[_________________
[_________________
[_________________
[_________________
21.Voluntary Agreement.Each party has had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of this Agreement. Each party expressly acknowledges their legal status and responsibilities enumerated herein. Therefore, the terms of this Agreement shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of this
Agreement against the interest of the party causing this Agreement or any portion of it to be drafted. Each party is entering into this Agreement freely and voluntarily without any duress, economic or otherwise.
22.Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of such document will remain in full force and effect.
23.Termination.
23.1This Agreement may be terminated, with or without cause, by either party upon the giving of 15 calendar days’ prior written notice to the other party.  The Bank may also immediately terminate this Agreement or any pending work order or statement of work if the Bank is no longer able to legally engage Consultant.
23.2Termination or expiration of this Agreement shall not relieve the parties of any amounts earned to the date of termination or expiration, and shall not terminate any rights or obligations arising prior to or upon termination or expiration, including but not limited to, such obligations of Consultant and its Associates described in Sections 5, 7, 8 and 15 of this Agreement.
24.Assignment.  Neither party may assign or otherwise transfer, in whole or in part, this
Agreement or any rights hereunder, nor may either party delegate, subcontract, or otherwise transfer, in whole or in part, any duties of performance or obligations owed under this Agreement without the prior written consent of the other party.  Any and all attempted assignments, delegations, subcontracts, or other transfers without such prior written consent shall be void.
25.Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which is an original, and all of which together constitute only one agreement between the parties. The parties agree that the execution of this Agreement via an electronic signature is intended to have the same force and effect as manual signatures.
26.Indemnification.  To the fullest extent permitted by New York law and the Bank’s
Bylaws and subject to FHFA regulations under 12 CFR Part 1231, the Bank shall indemnify and hold harmless the Designee for actions taken or omissions made by the
Designee in his capacity as the Bank’s non-employee Chief Financial Officer related to the proper discharge of his obligations under this Agreement in such capacity, to the same extent and subject to the same conditions, limitations, duties, rights, and obligations as if the Designee was an officer of the Bank under the Bank’s Bylaws. No indemnification shall be provided for any matter as to which it is finally determined that the Designee acted in bad faith, engaged in fraud, committed willful misconduct or a knowing violation of law or regulation, derived an improper personal benefit, or where indemnification is otherwise prohibited under the Bank’s Bylaws, applicable law, or FHFA regulations.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.
FEDERAL HOME LOAN BANKKMN CONSULTING LLC
OF NEW YORK
By: /s/ Donna Gordon____________By: /s/ Kevin Neylan ___________
Name: Donna GordonName: Kevin Neylan
Title:  Chief Legal Officer
Date: May 6, 2026Date: May 5, 2026
By: /s/ Randolph Snook__________
Name: Randolph Snook
Title:  CEO
Date:  May 7, 2026
ACKNOWLEDGMENT:
The undersigned Designee hereby acknowledges that he is the individual designated by
Consultant to perform the services under this Agreement, including as the Bank’s non-employee
Chief Financial Officer (the “Services”). The Designee agrees to comply with, and to be personally bound by, those provisions of this Agreement that, by their nature, apply to the individual performing the Services, including, without limitation, provisions relating to confidentiality, standards of conduct, and post-termination obligations. The Designee further acknowledges that nothing in this Agreement shall be construed to create an employment relationship between the Designee and the Bank, including, without limitation, in connection with the Bank’s indemnification obligations under Section 26 of the Agreement.
DESIGNEE
By: ___/s/Kevin Neylan_________
Name: Kevin Neylan
Date:  May 5, 2026